UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016 (November 30, 2016)

Travelport Worldwide Limited

(Exact Name of Registrant As Specified In Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-36640 (Commission File No.)	98-0505105 (IRS Employer Identification No.)

Axis One, Axis Park

Langley, Berkshire, SL3 8AG, United Kingdom

(Address of Principal Executive Offices, including Zip Code)

+44-1753-288-000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On November 30, 2016, Travelport Worldwide Limited (the “Company”) committed to undertake, a course of action (the “Program”) to enhance and optimize the Company’s operational and technological efficiency. The Program involves (1) consolidating the multiple technology vendors with which the Company currently works, (2) establishing a new centralized quality assurance function and (3) consolidating the Company’s three existing U.S. technology hubs in Atlanta, Denver and Kansas City into two centers of excellence in Atlanta and Denver.

The Company expects total charges in connection with the Program to be approximately $27 million to $31 million. Of this, approximately $6 million was incurred during the nine months ended September 30, 2016, with a further approximately $5 million expected to be incurred during the fourth quarter of 2016. The Company expects total charges to include approximately $14 million to $16 million in severance and employee-related obligations and approximately $13 million to $15 million in implementation costs. The Company expects that substantially all of these costs will be cash expenditures. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the Program. The Program is expected to be substantially completed within 12 to 18 months, after which the Company expects annualized cost savings of approximately $19 million to $23 million as a result of implementing the Program.

Forward-Looking Statements

The cost estimates set forth in this Item 2.05 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual costs may differ materially from expected costs. The Company is unable at this time in good faith to predict the ultimate costs associated with the Program, or the future impact on the Company’s earnings. These risks are in addition to the other risks set forth in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K, even if its estimates change, and you should not rely on those statements as representing the Company's views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Secretary

Date: December 5, 2016